11.  Computation of per share earnings.

                         EVERCLEAR INTERNATIONAL, INC..
                       (Formerly Shaw International, Inc.)
                          (A Development Stage Company)
                            Weighted Average Analysis

-------------- ---------------------------------- -------- --------------


                                  Cumulative
                        Common      Common         Days  Weighted
                        Shares      Shares          365  Average
   31-Dec
    2001
--------------
               1-Jan-01         11,230,000         365    11,230,000
                           0    11,230,000          0              0
                        ------------------------- ------ -------------
Shares Issued '01          0
                        ========
Cumulative Shares '01           11,230,000        365
                                ===========     ========

Weighted Average Number of Common Shares Outstanding 11,230,000
                                                     ===========

 Earning (Loss) Available to Common Stockholders                 (28,108)
                                                             --------------

 Basic Earnings (Loss) Per Share                                 (0.0025)
                                                             ==============

----------------------------------- ----------------- --------------

                                       Cumulative
                           Common        Common       Days    Weighted
                           Shares        Shares        366    Average
   31-Dec
    2000
--------------
                 1-Jan-00                 5,230,000    268    3,829,617
                25-Sep-00   6,000,000    11,230,000    98     3,006,940
                            ----------  ------------  ------- -----------

Shares Issued '00           6,000,000
                            ==========
Cumulative Shares '00                    11,230,000    366
                                         ==========    =====

Weighted Average Number of Common Shares Outstanding    6,836,557
                                                      ===============

Earning (Loss) Available to Common Stockholders                      (10,019)
                                                               --------------

             Basic Earnings (Loss) Pe                                (0.0015)
                                                               ==============

 NOTE :  EARNING PER SHARE = EARNING (LOSS) AVAILABLE TO COMMON
         STOCKHOLDERS / WEIGHTED SHARES OUTSTANDING